Exhibit 5.1

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

September 3, 2020

Heritage Global Inc.

12625 High Bluff Drive, Suite 305

San Diego, California 92130

Re:Shelf Registration Statement of Heritage Global Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Heritage Global Inc., a Florida corporation (the “Company”) in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration for issue and sale by the Company of up to $150,000,000 offering price of (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $10.00 par value per share (“Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase Common Stock or Preferred Stock (the “Rights”), (vi) units composed of any of the foregoing (the “Units”), (vii) senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, as such indenture may be supplemented from time to time (the “Senior Indenture”), and (viii) subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company (the “Subordinated Indenture” and, collectively with the Senior Indenture, an “Indenture,” in substantially the form filed as Exhibit 4.7 to the Registration Statement, as such Indenture may be supplemented from time to time). The Common Stock, Preferred Stock, Warrants, Rights, Units, and Debt Securities, plus any additional Common Stock, Preferred Stock, Warrants, Rights, Units and Debt Securities that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” The Securities may be sold from time to time and on a delayed or continuous basis as set forth in the Prospectus, and as to be set forth in one or more Prospectus Supplements. In connection with the Registration Statement, you have requested our opinion with respect to the matters set forth below.

Heritage Global Inc.

September 3, 2020

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and have relied upon, oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 3, 4, 5 and 6 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the legal capacity of all natural persons, the legal power and authority of all persons signing on behalf of other parties, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have further assumed that the Articles of Incorporation and Bylaws shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

The opinions expressed below are also based on the assumption that the Registration Statement has been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, that persons acquiring the Securities will receive a Prospectus (and any related Prospectus Supplement(s)) containing all of the information required by Part I of the Registration Statement before acquiring such Securities, and that no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. (a) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, and (b) assuming the total amounts and numbers of shares, including Common Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock, do not exceed the respective total amounts and numbers of shares (i) available under the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”), and (ii) authorized by the Board of Directors in connection with the offering contemplated by the applicable Prospectus and the related Prospectus Supplement(s), and (c) assuming, if applicable, the issuance of Common Stock that may be issued upon conversion or exercise of any other Securities convertible or exercisable for Common Stock is so issued in accordance with the terms of the applicable Security in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Common Stock will be validly issued, fully paid and nonassessable.

2. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Articles of Incorporation and the Company’s Bylaws, as amended (“Bylaws”), and applicable law, and duly authorized by all necessary corporate action of the Company, and (b) assuming that an appropriate certificate of amendment of the Company’s Articles of Incorporation fixing and determining the terms of such class or series of Preferred Stock has been duly approved

Heritage Global Inc.

September 3, 2020

by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Florida, (c) assuming that upon the issuance of such Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of issued and outstanding shares of Preferred Stock will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under its Articles of Incorporation and Bylaws, (d) assuming that upon the issuance of such Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Articles of Incorporation and Bylaws, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exercise of any duly issued Rights exercisable for Preferred Stock or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and nonassessable.

3. (a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the other Securities for which the Warrants will be exercisable have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Articles of Incorporation and Bylaws and the Warrant Agreement, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement(s), the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such corporate action, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

4. (a) When a rights agreement relating to the Rights (the “Rights Agreement”) has been duly authorized, executed and delivered and the Rights and the other Securities for which the Rights will be exercisable have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Rights and of their issuance and sale have been duly established in conformity with the Company’s Articles of Incorporation and Bylaws and the Rights Agreement, and (c) assuming that the terms of the Rights as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Rights, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the

Heritage Global Inc.

September 3, 2020

Company, and (e) assuming that the Rights as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Rights are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Rights in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Rights Agreement and by such corporate action, the Rights (including any Rights issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Rights) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Rights will be validly issued.

5. (a) When a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized, executed and delivered and the Units have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, and (c) assuming that the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement(s), the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such corporate action, the Units will constitute valid and binding obligations of the Company.

6. (a) When the Trustee is qualified to act as Trustee under the Indenture, the Company has filed respective Forms T-1 for the Trustee with the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and the Trustee in substantially the form filed as an exhibit to the Registration Statement, and (b) assuming the issuance, sale, amount and terms of any Debt Securities of the Company to be offered from time to time will have been duly authorized and established in conformity with the Indenture by all necessary corporate action consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Articles of Incorporation and Bylaws, and applicable provisions of Florida law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities and such necessary corporate action shall remain in effect and unchanged at all times during which such Debt Securities are offered by the Company, and (c) assuming the interest rate on the Debt Securities will not be greater than the maximum rate permitted from time to time by applicable law, and (d) assuming the laws of the State of New York will be the governing law under any Indenture, and (e) assuming the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the corporate action authorizing such sale and any applicable underwriting agreement and in the manner as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Indenture, the Debt Securities, upon due execution and delivery of an Indenture relating thereto on behalf of the Company and the Trustee named therein and due authentication of the Debt Securities by such Trustee, and upon due execution and delivery of the

Heritage Global Inc.

September 3, 2020

Debt Securities on behalf of the Company, will constitute valid and binding obligations of the Company.

Our opinions set forth in the paragraphs above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies. We express no opinion with respect to (a) the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, (b) the enforceability of any waiver of any usury defense, and (c) the enforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Warrant Agreement for any Warrants, under the Rights Agreement for any Rights, under the Unit Agreement for any Units, and under the Indenture for any Debt Securities, namely, the warrant agent, the rights agent, the unit agent and the Trustee, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Warrant Agreement, Rights Agreement, Unit Agreement or Indenture, as applicable; that such Warrant Agreement, Rights Agreement, Unit Agreement or Indenture has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Warrant Agreement, Rights Agreement, Unit Agreement or Indenture, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement, Rights Agreement, Unit Agreement or Indenture, as applicable.

Our opinions expressed herein are limited to the applicable provisions of the federal laws of the United States, the laws of Florida and the laws of the State of New York that, in our experience, are applicable to the Securities (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Florida or the State of New York). We do not express any opinion as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

Heritage Global Inc.

September 3, 2020

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Bass, Berry & Sims PLC